UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 8, 2012

AECOM TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 South Flower Street, Suite 3700

Los Angeles, California 90071

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.            Submission of Matters to a Vote of Security Holders.

AECOM Technology Corporation (the “Company”) held its Annual Meeting on March 8, 2012. The stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated January 27, 2012 and filed with the U.S. Securities and Exchange Commission. Results of votes with respect to the proposals submitted at the Annual Meeting are set forth below.

Proposal 1:   Election of four Class I Directors to the Company’s Board of Directors to serve until the Company’s 2015 annual meeting of stockholders and until the election and qualification of their respective successors:

	FOR	WITHHELD
James H. Fordyce	84,486,865	8,801,529
Linda Griego	84,648,730	8,639,664
Richard G. Newman	86,592,868	6,695,526
William G. Ouchi	84,612,421	8,675,973

Broker Non-Votes: 8,996,410

Proposal 2:   Ratification of the appointment of the firm of Ernst & Young LLP as the Company’s auditor for the fiscal year ending September 30, 2012:

FOR	AGAINST	ABSTAIN
101,221,783	639,370	423,650

Broker Non-Votes: 0

Proposal 3:   Approval, by non-binding vote, of the Company’s executive compensation:

FOR	AGAINST	ABSTAIN
54,109,929	38,578,584	599,880

Broker Non-Votes: 8,996,410

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Dated: March 14, 2012	By:	/s/ DAVID Y. GAN
David Y. Gan
Vice President, Assistant General Counsel